                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Plan and Options Granted Outside of Any Plan of MessageMedia, Inc. of our report dated February 2, 1999, except for
Note 12, for which the date is March 26, 1999, with respect to the financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                        ERNST & YOUNG LLP



San Diego, California
June 15, 1999